FOR: TV FILME, INC.


                                       CONTACT: ALVARO AGUIRRE
                                       CHIEF FINANCIAL OFFICER
                                       011-55-61-314-9907
                                       ALVARO@TVFILME.COM.BR

                                       MORGEN-WALKE ASSOCIATES
                                       ANDREA KAIMOWITZ/CINDY MILLER
FOR IMMEDIATE RELEASE                  Press: Brian Maddox
                                       212-850-5600



                TV FILME, INC. ANNOUNCES CLOSING OF DEBT OFFERING

     BRASILIA, BRAZIL - December 20, 1996 - TV Filme, Inc. (Nasdaq:PYTV) today announced that it had completed the sale of US $140,000,000 principal amount of 12-7/8% Senior Notes due December 15, 2004 pursuant to Rule 144A and Regulation S transactions. The proceeds from this offering will provide additional resources for the Company to fund the continued expansion of its business.

     The Senior Notes have not been registered under the Securities Act of 1933, as amended, or under the securities law of any state and may not be offered or sold in the United States or in any such state absent an applicable exemption from registration under the Securities Act and any such state law.


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